UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2012

Commission file number 000-54062

Accelerated Acquisitions XII, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2787170
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA 94404
 (Address of principal executive offices)

(650) 283-2653
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountants

The Board of Directors of Accelerated Acquisitions XII, Inc. (the “Company”) approved of the engagement of Anton & Chia, LLP, Newport Beach, California as the Company’s new independent registered public accounting firm on December 17, 2012, and also Peter Messineo, CPA, Palm Harbor, Florida (“Messineo”) declined to stand for re-election from that role.

From the Company’s inception on May 4, 2010 through December 17, 2012, the Company did not consult with Anton & Chia, LLP regarding any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

During the two most recent fiscal years 2010, 2011 and the interim period through the date of the resignation, there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Messineo’s satisfaction, would have caused Messineo to make reference to the subject matter of the disagreements in connection with its reports.

During the 2010 and 2011 the two most recent fiscal years through the date of resignation, the reports of Messineo did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1) The Report of Independent Registered Public Accounting Firm issued by Messineo with respect to the Company’s audited financial statements for the year ended March 31, 2010 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2) The Report of Independent Registered Public Accounting Firm issued by Messineo with respect to the Company’s audited financial statements for the year ended March 31, 2011 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
During the two most recent fiscal years and any subsequent interim period through the date of change in accountants, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Messineo furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Messineo agreed with the above statements. A copy of Messineo’s letter to the SEC dated December 18, 2018 is filed as an Exhibit to this Form 8-K.

During 2010 and 2011 the two most recent fiscal years and the subsequent interim period through the date of the decline to stand for re-election of Messineo, the Company did not consult with Anton & Chia, LLP regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 16.1 Letter from Peter Messineo, CPA dated December 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Accelerated Acquisitions XII, Inc.

DATE: December 21, 2012	By:	/s/ Atonn Muhammad
Atonn Muhammad
Chief Executive Officer